Exhibit 22.1

                          INDEPENDENT AUDITORS' CONSENT


Board of Directors
The StockGame Company
80 Orville Drive
Bohemia, New York 11716

We consent to the use in this Registration Statement of The StockGame Company on Form SB-2 of our audit report dated May 10, 2002 for The StockGame Company for the year ended December 31, 2001, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
May 17, 2002